EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY EMPIRE PETROLEUM

CORPORATION ON MAY 14, 2021 FROM XTO HOLDINGS, LLC

Table of Contents

Page
Independent Auditors’ Report	2

Financial Statements
Statements of Revenues and Direct Operating Expenses	3
Notes to the Statement of Revenues and Direct Operating Expenses	4-7
Supplemental Oil and Gas Information	8

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Report of Independent Auditors

The Board of Directors and Stockholders

Empire Petroleum Corporation

Report on the Financial Statements

We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas properties (the “Properties”) of XTO Holdings, LLC acquired by Empire New Mexico LLC, a wholly owned subsidiary of Empire Petroleum Corporation (the “Company”), for each of the years ended December 31, 2020 and 2019 and the related notes to the financial statements (the “financial statements”).

Management’s Responsibility for the Financial Statements

Empire Petroleum Corporation’s management is responsible for the preparation and fair presentation of the financial statements in accordance with the basis of accounting described in Note 1; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls of the Properties. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties of XTO Holdings, LLC acquired by the Company for each of the years ended December 31, 2020 and 2019 in accordance with the basis of accounting described in Note 1.

Emphasis of Matter

As described in Note 1, the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Properties. Our opinion is not modified with respect to this matter.

Dallas, Texas

July 30, 2021

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STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY EMPIRE PETROLEUM

CORPORATION ON MAY 14, 2021 FROM XTO HOLDINGS, LLC

			(Unaudited)
	Year Ended December 31,		Three Months Ended March 31,
	2020	2019	2021	2020
Revenues:
Oil and condensate	$9,791,212	$15,291,544	$2,114,141	$3,286,902
Natural gas	1,182,739	902,715	825,734	297,753
Natural gas liquids (NGLs)	1,908,803	2,961,724	704,708	496,369
Total revenues	$12,882,754	$19,155,983	$3,644,583	$4,081,024
Direct operating expenses:
Lease operating expenses	10,621,135	15,300,699	1,890,866	3,608,947
Production and ad valorem taxes	1,132,547	1,694,692	307,908	344,484
Gathering, compression, and transportation costs	771,261	513,792	165,551	202,465
Total direct operating expenses	12,524,943	17,509,183	2,364,325	4,155,896
Excess of revenues over direct operating expenses	$357,811	$1,646,800	$1,280,258	$(74,872)

See accompanying Notes to the Statement of Revenues and Direct Operating Expenses.

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STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND

NATURAL GAS PROPERTIES ACQUIRED BY EMPIRE PETROLEUM CORPORATION ON

MAY 14, 2021 FROM XTO HOLDINGS, LLC

Notes to the Financial Statements

NOTE 1 – BASIS OF PRESENTATION

On March 12, 2021, Empire New Mexico LLC (“Empire New Mexico”), a Delaware limited liability company and wholly owned subsidiary of Empire Petroleum Corporation (“Empire Petroleum” or the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with XTO Holdings, LLC (“Seller” or “XTO”), a subsidiary of ExxonMobil, to acquire their operated interests in, certain oil and gas producing properties in Lea County, New Mexico (the “Properties” or “New Mexico Properties”) for consideration of $17,800,000 (subject to customary adjustments) with an effective date of January 1, 2021. The oil and gas assets produce from the Eunice Monument field. Under the Purchase Agreement, Empire New Mexico wired a deposit of $1,780,000 to Seller on March 12, 2021, using cash on hand.

On May 14, 2021, Empire New Mexico closed on the purchase and paid a closing payment of $16,089,000 to the Seller, net of preliminary purchase price adjustments and subject to final purchase price adjustments. The Purchase Agreement also contains various representations and warranties, covenants, indemnities, limitations of liability and other terms and conditions that are customary for transactions similar to the transactions contemplated by the Purchase Agreement. The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

The accompanying Statements of Revenues and Direct Operating Expenses have been prepared on the accrual basis of accounting and have been derived from the historical financial records of Seller, which represent their interests in revenues and expenses associated with the Properties and were not accounted for or operated as a separate subsidiary or division during the years presented. Accordingly, complete financial statements under U.S. generally accepted accounting principles (GAAP) are not available or practicable to obtain for the Properties. The Statements of Revenues and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Properties as they do not include certain expenses incurred in connection with owning and operating the Properties, including but not limited to general and administrative expenses, interest expense, depreciation, depletion, amortization and accretion, income taxes, and certain other income and expense items not directly associated with the revenues and direct operating expenses related to the Properties. Any allocation of such historical costs would not be relevant to the future operations of the Properties and accordingly, these Statements of Revenues and Direct Operating Expenses are not representative of the results of operations on a go-forward basis. Furthermore, no balance sheet has been presented for the Properties because they were not accounted for as a separate subsidiary or division of the Seller and complete financial statements are not available, nor has information about the Properties operating, investing, and financing cash flows been provided for similar reasons. The Statement of Revenues and Direct Operating Expenses of the Properties is presented in lieu of the full financial statements required under Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”).

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the reporting period. Actual amounts could differ from those estimates.

Revenue from Contracts with Customers

Revenue from the sale of crude oil and condensate, natural gas liquids (“NGLs”), and natural gas is recognized at the point control of the product transfers to the customer and collectability is reasonably assured, which is when performance obligations under contracts with customers are satisfied. Virtually all the contracts’ pricing provisions are tied to a market index.

Oil Sales

Oil sales contracts are generally structured in one of the following ways:

i.	Oil production is sold at the wellhead and an agreed-upon index price is collected, net of pricing differentials. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead at the net price received.

ii.	Oil is delivered to the purchaser at a contractually agreed-upon delivery point at which the purchaser takes custody, title, and risk of loss of the product. Under this arrangement, a third party is paid to transport the product and receive a specified index price from the purchaser with no deduction. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the price received from the purchaser. Oil revenues are recorded net of these third-party transportation fees in the Statements of Revenues and Direct Operating Expenses.

Natural Gas and NGLs Sales

Under the Company’s gas purchase, gathering and processing contracts, the Company delivers natural gas to a midstream processing entity at a contractually specified delivery point. The midstream processing entity gathers and processes the natural gas. In certain contracts, the midstream processing entity redelivers certain, or all, of the resulting residue gas and natural gas liquids to the operator of the Properties markets the redelivered hydrocarbons downstream. Through the marketing process, the operator, or its agent, delivers the specified commodities to third-party purchasers at contractually agreed-upon delivery points and receives a specified index price, net of pricing differentials from the purchaser. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the index-based price received from the purchaser. Any gathering and processing expenses attributable to the products to the third-party purchasers, are presented as operating expenses in the Statements of Revenues and Direct Operating Expenses.

In these arrangements, the operator of the Properties evaluates whether it is the principal or the agent in the ultimate sale to the end customer, and the point at which control of the hydrocarbons transfer to the customer. The operator has concluded that all of its contracts are handled the same and the control of natural gas and NGLs is retained through the gathering, processing, and redelivery services.

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Transaction Price Allocated to Remaining Performance Obligations

A significant number of product sales are short-term in nature with a contract term of one year or less. For those contracts, the practical expedient in ASC 606-10-50-14 has been utilized providing an exemption from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses associated with the operating interests in the Properties. Direct operating expenses include lease operating expenses, production taxes, compression expenses, and gathering and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field related expenses. Lease operating expenses also include expenses directly associated with support personnel; support services; equipment; and facilities directly related to oil and gas production activities.

NOTE 3 – MAJOR CUSTOMERS

During the year ended December 31, 2020, two customers accounted for approximately 54% and 24%, respectively, of total sales attributable to the Properties. During the year ended December 31, 2019, two customers accounted for approximately 55% and 27%, respectively, of total sales attributable to the Properties.

During the three months ended March 31, 2021, three customers accounted for approximately 54%, 19%, and 10%, respectively, of total sales attributable to the Properties. During the three months ended March 31, 2020, two customers accounted for approximately 55% and 25%, respectively, of total sales attributable to the Properties.

Management does not believe that the loss of these customers would have a material adverse effect as it believes alternative customers are readily available within a competitive pricing environment.

NOTE 4 – CONTINGENCIES

The activities of the Properties may become subject to potential claims and litigation in the ordinary course of business. Management is not aware of any claims or threatened litigation that management believes will have a material adverse effect on the operations or financial results of the Properties.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 30, 2021, the date the Statement of Revenues and Direct Operating Expenses was available to be issued and has concluded there are no material subsequent events that would require disclosure.

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NOTE 6 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION – UNAUDITED

The unaudited supplemental information on oil and gas exploration and production activities related to the Properties for the years ended December 31, 2020 and 2019, has been presented in accordance with FASB ASC Topic 932, Extractive Activities – Oil and Gas and the SEC’s final rule, Modernization of Oil and Gas Reporting. All the proved reserves attributable to the Properties are located within Lea County, New Mexico. Prior year reserve studies were not made for the Properties, as such, independent engineers prepared a reserve study as of December 31, 2020, and computed reserves for prior periods using historical production amounts.

Proved reserves of crude oil and natural gas are estimated by independent engineers in accordance with guidelines established by the Securities and Exchange Commission. Many assumptions and judgmental decisions are required to estimate reserves. Reported quantities are subject to future revisions, some of which may be substantial, as additional information becomes available from reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors.

The estimations for proved reserves were generated through the integration of available geoscience, engineering, and economic data and commercially available technologies, to establish ‘reasonable certainty’ of economic producibility. As defined by the SEC, reasonable certainty of proved reserves describes a high degree of confidence that the quantities will be recovered. In estimating proved reserves, common industry-accepted methods for subsurface evaluations, including performance, volumetric and analogue-based studies, have been used.

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Summary of Proved Crude Oil and Natural Gas Reserves

The following table sets forth certain data pertaining to the Properties’ proved reserves for the years ended December 31, 2020, and 2019:

		Crude	Natural
	Total	Oil	Gas
	(MBOE) (2)	(MBBLs)	(MMCF)
Proved reserves as of January 1, 2019(1)	3,975.1	3,096.3	5,273.0
Production	555.0	420.3	808.4
Proved reserves as of December 31, 2019(1)	3,420.1	2,676.0	4,464.6
Production	501.6	381.5	720.4
Proved reserves as of December 31, 2020(1)	2,918.5	2,294.5	3,744.2

(1)	All the proved reserves for the periods presented were classified as proved developed reserves.
(2)	The conversion of cubic feet equivalent to barrels of oil equivalent was determined using the ratio of six MCF of natural gas to one BBL of crude oil. The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil and natural gas may differ significantly.

Volume measurements:

MBOE – thousand barrels of oil equivalent

MBBLs – thousand barrels of oil

MMCF – million cubic feet of natural gas

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification (ASC) 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

For the December 31, 2020, calculations in the following tables, estimated proved reserve volumes and estimated future cash inflows were computed using the prior 12-month unweighted first-day-of-the-month average prices of $39.57 per barrel of oil and $1.99 per MMBTU of natural gas with no escalation in future years. These prices were adjusted for quality and geographic differentials, marketing and transportation deductions and existing contractual pricing provisions. Operating costs and production and ad valorem taxes are based on current costs with no escalation in future years. As mentioned above, the Standardized Measure presented here excludes the effects of income taxes as the tax basis for the Properties is not applicable on a go-forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows.

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The standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Properties is as follows:

	Year Ended December 31,
(in thousands)	2020	2019
Standardized Measure
Future cash inflows	$95,332	$111,421
Future costs:
Production	(79,329)	(92,963)
Future net cash inflows before 10% discount	16,003	18,458
10% annual discount factor	(5,158)	(6,010)
Standardized measure	$10,845	$12,448

Changes in the standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Properties are as follows:

	Year Ended December 31,
(in thousands)	2020	2019
Standardized Measure
Standardized measure, beginning of year	$12,448	$15,661
Increases (decreases):
Sales, net of production costs	(358)	(1,647)
Accretion of discount	(1,245)	(1,566)
Net increase (decrease) in standardized measure	(1,603)	(3,213)
Standardized measure, end of year	$10,845	$12,448

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